BILL OF SALE

     In consideration of the obligations assumed by Pace International Research, Inc., an Oregon corporation ("Assignee") pursuant to the terms of an Asset Transfer Agreement of even date herewith (the "Agreement") between Assignee and Pace Group International, Inc., an Oregon corporation ("Assignor"), and other valuable benefits conferred on Assignor by Assignee and other related parties, Assignor hereby transfers and assigns to Assignee, its transferees and assigns the following assets (the "Transferred Assets") as they exist as of midnight on October 31,1995 ("the Transfer Date"):

     (a)  all cash, bank accounts and receivable owned by Assignor;

     (b) all rights owned by Assignor to any books, video tapes, audio tapes, computer software programs and other materials, know-how, information and data pertaining to English language training systems or programs, whether completed, in the process of completion, or otherwise contemplated;

     (c) the name "Pace Group International" and any variation or derivation of such name:

     (d) all goodwill relating to the business conducted by Assignor at or prior to the Transfer Date (the "Business"), including all rights to deal with customers of the Business;

     (e) all other assets, properties and rights belonging to or owned by Assignor as of the Transfer Date, with the exception of the following assets which are expressly excluded from this Bill of Sale: (i) all records pertaining to Assignor's corporate existence and dealings with shareholders, including without limitation Assignor's Articles of Incorporation and all amendments thereto, Bylaws, minutes or other records of shareholder and director meetings, lists of shareholders and communications with shareholders; (ii) all financial statements and tax returns prepared for or filed by Assignor; (iii) all filings by Assignor with the Securities and Exchange Commission; (iv) all correspondence between Assignor and any federal or state agency; (v) Assignor's copies of the documentation pertaining to this transfer of assets.

     This Bill of Sale shall be deemed a conveyance of all of Assignor's interests in the Transferred Assets, and shall be effective upon delivery to Assignee.

IN WITNESS WHEREOF, Assignor has executed this Bill of Sale as of the 31st day of October, 1995.

                            Pace Group International, Inc.


                            By:  /s/ Edwin T. Cornelius, Jr.
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